Exhibit 23.2
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-198799) pertaining to the CorEnergy Infrastructure Trust, Inc. Director Compensation Plan,
(2) Registration Statement (Form S-3 No. 333-228065) pertaining to the CorEnergy Infrastructure Trust, Inc. Dividend Reinvestment Plan, and
(3) Registration Statement (Form S-3 No. 333-228101) of CorEnergy Infrastructure Trust, Inc.;

of our report dated April 16, 2021, with respect to the combined abbreviated financial statements of the Shell Acquired Assets, which comprise the Combined Statement of Assets Acquired as of December 31, 2019, and the Combined Statement of Revenues and Direct Operating Expenses for the year then ended, and the related notes to the combined abbreviated financial statements included in this Current Report on Form 8-K/A of CorEnergy Infrastructure Trust, Inc. dated April 22, 2021.

/s/ Ernst & Young LLP
Houston, Texas
April 22, 2021